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                                                                    EXHIBIT 11.1

                 EXHIBIT 11.1 -- COMPUTATION OF PER SHARE LOSS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           NINE MONTHS
                                           YEAR ENDED         ENDED
                                          DECEMBER 31,    SEPTEMBER 30,
                                              1996            1997
                                          ------------    -------------
BASIC AND DILUTED NET LOSS PER SHARE:
  Net loss..............................    $(3,485)         $  (69)
                                            =======          ======
  Weighted average common shares
     outstanding........................      5,247           6,196
                                            =======          ======
  Basic and diluted net loss per
     common share.......................    $ (0.66)         $(0.01)
                                            =======          ======